Exhibit 99.1

WILLSCOT MOBILE MINI HOLDINGS ANNOUNCES AGREEMENT TO DIVEST TANK AND PUMP SEGMENT TO KINDERHOOK INDUSTRIES

PHOENIX (August 22, 2022) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible workspace and portable storage solutions, today announced a definitive agreement, whereby the Company will divest its Tank and Pump segment to private equity firm Kinderhook Industries (“Kinderhook”) for an enterprise value of approximately $323 million, subject to customary post-closing adjustments. Proceeds from the sale will be used to support ongoing reinvestment in the Company’s core Modular and Storage operating segments and other capital allocation priorities. The transaction is subject to customary closing conditions and regulatory approval and is expected to close in the third quarter of 2022. Eric John, Senior Vice President of the Tank and Pump segment, will serve as the Chief Executive Officer of the newly independent business.

Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings, commented, "Today’s announcement is aligned with our long-term strategy of optimizing our core Modular and Storage segments and staying laser-focused on the growth levers that we articulated at our November 2021 Investor Day. Consistent with our capital allocation framework, we expect to redeploy the proceeds from this transaction to compound growth and returns in our core segments through organic reinvestment, continued tuck-in acquisitions, repurchases of our Common Stock, and de-leveraging within our target range. As most recently evident in our second quarter earnings, the opportunities to reinvest in our core Modular and Storage segments are abundant and attractive, and we can pursue them even more effectively by further concentrating our human and financial capital. We expect to update our financial guidance upon closing of the transaction and anticipate any impact to our third quarter of 2022 operating results to be minimal. I want to thank Eric and the entire team for their hard work and dedication to WillScot Mobile Mini and expect they will flourish as an independent company.”

Eric John, Chief Executive Officer of Tank and Pump, said, "This is a new and exciting journey for our entire team. We look forward to partnering with Kinderhook, which has deep experience helping industry leading middle market businesses navigate their next chapter of growth. Through our partnership and as a standalone business, we will have dedicated leadership and financial capital to build upon our industry-leading customer value proposition and accelerate investments in growth with greater financial and operational flexibility. We are incredibly excited for the Tank & Pump organization and the future of our business.”

BofA Securities acted as the financial adviser and Allen & Overy acted as legal adviser to WillScot Mobile Mini Holdings.

Forward-Looking Statements

This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: robust demand continuing, our ability to continue acceleration of commercial momentum, our pipeline, further acceleration of our run rate, the timing of our achievement of our three to five year milestones, our ability to grow predictable reoccurring revenue streams, compound cash generation, drive higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2021), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About WillScot Mobile Mini Holdings Corp.

WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible mobile office, portable storage and workspace productivity solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of over 275 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Media Contact Information

Jessica Taylor

jetaylor@willscotmobilemini.com

Investor Contact Information

Nick Girardi

nick.girardi@willscotmobilemini.com